UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - October 29, 2025
(Date of earliest event reported)
SOLSTICE ADVANCED MATERIALS INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-42812	33-2919563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Tabor Road		07950
Morris Plains,	New Jersey
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (973) 370-8188
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SOLS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.
On October 30, 2025, Solstice Advance Materials Inc. (the “Company” or “Solstice Advanced Materials”) entered into definitive agreements with Honeywell International Inc. (“Honeywell”), the parent and owner of all of the Company’s issued and outstanding common stock at that time. The definitive agreements were entered into in connection with Honeywell’s previously announced plan to spin off its Advanced Materials business into an independent, publicly traded company (the “Spin-Off”). The definitive agreements entered into between the Company and Honeywell in connection with the Spin-Off set forth the terms and conditions of the Spin-Off and provide a framework for the Company’s relationship with Honeywell following the Spin-Off, including the allocation between the Company and Honeywell of the Company’s and Honeywell’s assets, liabilities and obligations attributable to periods prior to, at and after the Spin-Off. These agreements include the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, Trademark License Agreement, Intellectual Property Cross-License Agreement and Accelerator License Agreement (each as described below).
Separation and Distribution Agreement
The Separation and Distribution Agreement sets forth, among other things, the Company’s agreements with Honeywell regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern certain aspects of the Company’s ongoing relationship with Honeywell after the completion of the Spin-Off. A summary of certain important terms and conditions of the Separation and Distribution Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Honeywell—Separation Agreement” in the Company’s Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 17, 2025. Such summary is incorporated into this Item 1.01 by reference as if restated in full.
The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation and Distribution Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.
Transition Services Agreement
The Transition Services Agreement governs certain transitional services to be provided by Honeywell to the Company. The services, including services such as information technology support, human resources support, treasury administration support, and logistics support, will be provided for a limited time, generally for no longer than 12 months, and will be provided for specified fees, which are generally based on the cost of services provided.
The foregoing description of the Transition Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.
Tax Matters Agreement
The Tax Matters Agreement governs the Company’s and Honeywell’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the share distribution or certain related transactions fail to qualify as a transaction that is tax-free for U.S. federal income tax purposes (other than any cash that Honeywell shareowners receive in lieu of fractional shares). A summary of certain important terms and conditions of the Tax Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Honeywell—Tax Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.
The foregoing description of the Tax Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tax Matters Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference.
Employee Matters Agreement
The Employee Matters Agreement addresses employment and employee compensation and benefits matters. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which the Company’s employees participated prior to the Spin-Off. Except as specifically provided in the Employee Matters Agreement, the Company will generally be responsible for all employment and employee compensation and benefits-related liabilities relating to the Company’s employees, former employees and other service providers. A summary of certain important terms and conditions of the Employee Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Honeywell—Employee Matters Agreement” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.
The foregoing description of the Employee Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employee Matters Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated into this Item 1.01 by reference.
Intellectual Property Cross-License Agreement
The Intellectual Property Cross-License Agreement governs the terms by which each of Solstice Advanced Materials and Honeywell, and their respective affiliates, grant and receive non-exclusive licenses to and from each other in respect of certain patents, know-how (including trade secrets) and copyrights allocated under the Separation and Distribution Agreement to use in their respective businesses and natural evolutions thereof. The Intellectual Property Cross-License Agreement expires on a licensed patent-by-licensed patent and licensed copyright-by-licensed copyright basis upon expiration of the relevant intellectual property and is perpetual with respect to all other intellectual property licensed by each of the Company and Honeywell, and is otherwise non-terminable except in certain circumstances where either party challenges the validity or scope of the patents licensed to such party under the agreement (in which case, the other party may terminate the licenses granted to such party). In addition, the agreement is assignable in whole or in relevant part to their respective Affiliates or a successor to all or a portion of the business or assets related to the agreement, but is not otherwise be assignable without consent.
The foregoing description of the Intellectual Property Cross-License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Intellectual Property Cross-

License Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated into this Item 1.01 by reference.
Trademark License Agreement
The Trademark License Agreement provides Solstice Advanced Materials with a transitional period of time, from eight weeks to two years based on usage type, to phase out the Company’s use of certain names, trademarks and brands owned by or allocated to Honeywell under the Separation and Distribution Agreement. In addition, under the Trademark License Agreement, Honeywell and its affiliates grant an exclusive, royalty-bearing, one-year license to the Company under the Honeywell trademark for use in connection with the Company’s 1234yf DIY products in the U.S. and Canada (which license the Company may elect to extend once for an additional one-year period) and 10-year license (subject to certain early termination rights) to the Company under the Honeywell trademark for use in in connection with certain refrigerant products in Saudi Arabia, United Arab Emirates, Pakistan, Qatar, Oman, Kuwait, Jordan, Egypt, Israel and Iraq.
The foregoing description of the Trademark License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trademark License Agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated into this Item 1.01 by reference.
Accelerator License Agreement
The Accelerator License Agreement provides Solstice Advanced Materials with a perpetual, non-exclusive, royalty-free license to use, modify, enhance, and improve the Honeywell Accelerator operating model (as defined herein). The Honeywell Accelerator operating model utilizes systems, processes, best practices and management philosophies spanning across the whole organization and benefiting customers and stakeholders (the “Honeywell Accelerator operating model”). Under the Accelerator License Agreement, Honeywell licenses to the Company the Honeywell Accelerator operating model for use in connection with the conduct of the Solstice Advanced Materials business. The license is terminable by Honeywell only in connection with an uncured material breach.
The foregoing description of the Accelerator License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Accelerator License Agreement, a copy of which is filed as Exhibit 10.6 hereto and is incorporated into this Item 1.01 by reference.
Senior Credit Facilities
On October 29, 2025, the Company, the guarantors named therein, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, entered into a credit agreement (the “Credit Agreement”), which provides for (i) a seven-year senior secured first-lien term B loan facility in an aggregate principal amount of $1.0 billion (the “Term Loan Facility”) and (ii) a five-year senior secured first-lien revolving credit facility with aggregate commitments of $1.0 billion (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”).
The Company also entered into uncommitted bilateral letter of credit agreements with each of The Toronto-Dominion Bank, New York Branch (“TD”), UniCredit Bank GmbH, New York Branch (“UniCredit”) and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch (“BBVA”, and together with TD and UniCredit, the “Issuers”) as issuers (each, a “Sidecar LC Agreement”, and collectively, the “Sidecar LC Agreements”), which provides for uncommitted bilateral letter of credit facilities in an aggregate uncommitted amount of $750 million (each, a “Sidecar LC Facility”, and collectively, the

“Sidecar LC Facilities”, and together with the Credit Facilities, the “Senior Credit Facilities”). The Sidecar LC Facilities provide for maintenance fees which accrue per annum on the aggregate amount of any letter of credit outstanding thereunder, payable quarterly, and fees which range from 0.60% to 0.95%, depending on the Issuer and the type of letter of credit. In addition to the maintenance fee, Sidecar LC Facilities also provide for each Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any letter of credit. The Sidecar LC Facilities will be used in part to replace or assume existing letter of credits of the Company.
In connection with the consummation of the Spin-Off, the Company used the net proceeds from the sale of the Notes (as defined herein) and the borrowings under the Term Loan Facility (i) to make a distribution to Honeywell of $1.5 billion and (ii) to pay fees, costs and expenses related to the Notes offering and the Senior Credit Facilities, and expects to use the remainder for general corporate purposes.
All obligations under the Senior Credit Facilities are unconditionally guaranteed, jointly and severally, by: (a) the Company and (b) all direct and indirect wholly owned subsidiaries of the Company that are organized under the laws of the United States, any state thereof or the District of Columbia, subject to certain exceptions and limitations (collectively, the “Guarantors”). Subject to certain limitations, the Senior Credit Facilities are secured on a first priority basis by: (x) a perfected security interest in the equity interests of each direct subsidiary of the Company and each Guarantor under the Senior Credit Facilities (subject to certain customary exceptions) and (y) perfected, security interests in, and mortgages on, substantially all tangible and intangible personal property and material real property of the Company and each of the Guarantors under the Senior Credit Facilities, subject, in each case, to certain exceptions.
The Credit Facilities are subject to an interest rate, at the Company’s option, of either (a) base rate determined by reference to the highest of (1) the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the United States, (2) the greater of the federal funds effective rate and the overnight bank funding rate, plus 0.5% and (3) the one month adjusted SOFR rate, plus 1.00% per annum (“ABR”) or (b) an adjusted SOFR rate (“SOFR”) (which shall not be less than zero).
The applicable margin for the Term Loan Facility is 1.75% per annum (for SOFR loans) and 0.75% per annum (for ABR loans). The applicable margin for the Revolving Credit Facility varies from 1.50% per annum to 2.00% per annum (for SOFR loans) and 0.50% to 1.00% per annum (for ABR loans) based on the Company’s Consolidated First Lien Leverage Ratio (as defined in the Credit Agreement). Accordingly, the interest rates for the Credit Facilities will fluctuate during the term of the Credit Agreement based on changes in the ABR, SOFR or future changes in the Company’s Consolidated First Lien Leverage Ratio. Interest payments with respect to the Credit Facilities are required either on a quarterly basis (for ABR loans) or at the end of each interest period (for SOFR loans) or, if the duration of the applicable interest period exceeds three months, then every three months.
In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Company is required to pay a quarterly commitment fee based on the unused portion of the Revolving Credit Facility, which is determined by the Company’s Consolidated First Lien Leverage Ratio and ranges from 0.25% to 0.35% per annum.
The Credit Agreement contains certain customary representations and warranties (subject to certain agreed qualifications).
The Company may voluntarily prepay borrowings under the Credit Agreement without premium or penalty, subject to a 1.00% prepayment premium in connection with certain repricing transactions with respect to the Term Loan Facility in the first six months after the effective date of the Credit Agreement and customary “breakage” costs with respect to SOFR loans. The Company may also reduce the commitments under the Revolving Credit Facility, in whole or in part, in each case, subject to certain minimum amounts and increments.
The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit the Company and its subsidiaries’ ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends, to make other distributions or redemptions/repurchases, in respect of the Company and its subsidiaries’ equity interests, to engage in transactions with affiliates or amend certain material documents. In addition, the Credit Agreement also contains financial covenants for the benefit of the lenders under the Revolving Credit Facility requiring the maintenance of a Consolidated First Lien Leverage Ratio of not greater than 3.50 to 1.00 (with a temporary step-up following a material acquisition to 4.00 to 1.00), and a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 2.75 to 1.00.
The Credit Agreement contains customary events of default, including with respect to a failure to make payments under the Credit Facilities, cross-default, certain bankruptcy and insolvency events and customary change of control events.
The foregoing description of the Senior Credit Facilities does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.7 hereto and is incorporated into this Item 1.01 by reference, and the full text of each of the Sidecar LC Agreements, copies of which are filed as Exhibits 10.8 through 10.10, respectively, hereto and are incorporated into this Item 1.01 by reference.
Senior Notes
As previously disclosed, on September 30, 2025, the Company issued 5.625% Senior Notes due 2033 in an aggregate principal amount of $1.0 billion (the “Notes”) pursuant to an indenture, dated as of September 30, 2025 (the “Indenture”), among the Company, the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee. The proceeds from the Notes offering were held in escrow until satisfaction of the conditions precedent to the Spin-Off and certain other escrow release conditions. On October 29, 2025, the proceeds from the Notes offering were released from escrow. A summary of certain important terms and conditions of the Indenture and the Notes can be found in the section entitled “Description of Material Indebtedness” in the Information Statement. Such summary is incorporated into this Item 1.01 by reference as if restated in full.
The foregoing description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture (which includes a form of the Notes), copies of which are filed as Exhibit 4.1 and 4.2, respectively, hereto and is incorporated into this Item 1.01 by reference.
General
Immediately prior to the consummation of the Spin-Off, the Company was a wholly owned subsidiary of Honeywell. Effective as of 12:01 a.m., New York City time, on October 30, 2025 (the “Distribution Date”), Honeywell completed the Spin-Off through a pro rata distribution of all of the issued and outstanding shares of common stock of the Company, par value $0.01 per share (the “Solstice Common

Stock”), held immediately prior to the Distribution (as defined herein) to the holders of record of the issued and outstanding shares of common stock of Honeywell, par value $1.00 per share (the “Honeywell Common Stock”), on the basis of one share of Solstice Common Stock for every four shares of Honeywell Common Stock held by such Honeywell stockholders as of the close of business on October 17, 2025 (the “Distribution”). The Company is now an independent public company and Solstice Common Stock will commence trading “regular way” under the symbol “SOLS” on the Nasdaq Stock Market LLC (the “Nasdaq”) as of 9:30 a.m., New York City time, on the Distribution Date. Honeywell did not issue fractional shares of Solstice Common Stock in connection with the Distribution. Fractional shares of Solstice Common Stock that would otherwise be allocable to Honeywell stockholders will be aggregated and sold in the open market by a distribution agent, and Honeywell stockholders will receive cash in lieu of such fractional amounts representing the pro rata portion of the aggregate cash proceeds of such sales, net of withholding taxes and brokerage commission. Following the Spin-Off, Honeywell does not beneficially own any shares of Solstice Common Stock and will no longer consolidate the Company within Honeywell’s financial results.
Item 2.03     Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Senior Credit Facilities” and “Senior Notes” is incorporated into this Item 2.03 by reference.
Item 3.03     Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 5.01     Changes in Control of Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation and Appointment of Directors
On September 30, 2025, when the Company’s Registration Statement on Form 10, filed with the SEC on August 21, 2025, as amended by Amendment No. 1 filed with the SEC on September 30, 2025 (the “Form 10”), was declared effective by the SEC, the members of the Company’s Board of Directors (the “Company Board”) consisted of Jake Wasserman. Effective as of the consummation of the Spin-Off, Jake Wasserman resigned from his position as a director on the Company Board. Brian Worrell, who was appointed to the Company Board, effective as of October 20, 2025, continues to serve as a member of the Company Board following the Spin-Off.
The Company Board is comprised of three classes, as set forth below. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2026; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2027; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2028, with the members of each class to hold office until their successors are elected and qualified. Commencing with the 2026 annual stockholder meeting, directors elected to succeed any directors whose terms then expire will be elected for a term of office to expire at the 2028 annual meeting. Commencing at the 2028 annual stockholder meeting, all directors will stand for election each year for annual terms, and the Company Board will no longer be divided into three classes.
As of October 30, 2025, upon the effectiveness of the Spin-Off, the Company Board was expanded to 10 members, with each of the following individuals serving on the Company Board in the positions noted below:

Name	Class	Position
Dr. Rajeev Gautam	III	Chairman of the Company Board
David Sewell	III	Director
Peter Gibbons	I	Director
Fiona C. Laird	II	Director
Rose Lee	I	Director
William Oplinger	I	Director
Sivasankaran Somasundaram	II	Director
Matthew Trerotola	II	Director
Patrick Ward	I	Director
Brian Worrell	III	Director
Biographical information on each member of the Company Board can be found in the Information Statement under the section entitled “Management and Board of Directors—Our Directors” which is incorporated into this Item 5.02 by reference as if restated in full.
In connection with their joining the Company Board, in addition to Brian Worrell, who was previously appointed as a member and the chair of the Audit Committee as of October 20, 2025, certain other members of the Company Board were appointed to the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Company Board effective as of the consummation of the Spin-Off. Effective as of the consummation of the Spin-Off on October 30, 2025:
•the Audit Committee consists of Brian Worrell, Patrick Ward and Peter Gibbons, with Brian Worrell serving as the chair of the Audit Committee.
•the Compensation Committee consists of Rose Lee, Fiona Laird and Matthew Trerotola, with Fiona Laird serving as the chair of the Compensation Committee.
•the Nominating and Governance Committee consists of Sivasankaran Somasundaram, William Oplinger and Rose Lee, with Sivasankaran Somasundaram serving as the chair of the Nominating and Governance Committee.
Each of the non-employee directors of the Company will receive compensation for their service as a director or committee member in accordance with plans and programs more fully described in the Information Statement under the heading “Director Compensation” which is incorporated into this Item 5.02 by reference as if restated in full. Following the consummation of the Spin-Off, the Company’s director compensation program will be subject to the review and approval of, and amendment by, the Company Board or a committee thereof.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).
Resignation and Appointment of Certain Executive Officers
Effective as of the consummation of the Spin-Off, Jake Wasserman resigned from his position as the Company’s President and Secretary and Thilo Huber resigned from his position as the Company’s Treasurer.
Effective as of the consummation of the Spin-Off, the following individuals are now serving as executive officers of the Company in the positions noted below:

Name	Position
David Sewell	President and Chief Executive Officer
Jason Clifford	Senior Vice President and Chief Human Resources Officer
Jeffrey Dormo	Senior Vice President, Refrigerants & Applied Solutions
Simon Mawson	Senior Vice President, Electronic & Specialty Materials
Tina Pierce	Senior Vice President and Chief Financial Officer
Brian Rudick	Senior Vice President, General Counsel and Corporate Secretary
Biographical information on each of the executive officers is more fully described in the Information Statement under the heading “Management and Board of Directors–Our Executive Officers” which is incorporated into this Item 5.02 by reference as of restated in full.
The plans and programs in which the executive officers may participate at the Company are substantially similar to those plans and programs in which each such officer was eligible to participate in at Honeywell prior to the Spin-Off, as described in the Information Statement under the heading “Compensation Discussion and Analysis,” which is incorporated into this Item 5.02 by reference as if restated in full. Each of the executive officers has entered into an offer letter (“Solstice Advanced Materials Offer Letters”) that sets forth the initial base salary and target incentive compensation opportunity that became effective on the date of the Spin-Off. The foregoing description of the Solstice Advanced Materials Offer Letters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each the Solstice Advanced Materials Offer Letters, copies of which are filed as Exhibits 10.11 through 10.16, respectively, hereto and are incorporated into this Item 1.01 by reference.
Further, in connection with the Spin-Off and each as described in the Information Statement under the heading “Compensation Discussion and Analysis,” the Company adopted, and the sole stockholder of the Company approved, the 2025 Stock Incentive Plan of Solstice Advanced Materials Inc. and its Affiliates (the “Stock Incentive Plan”) and the Severance Plan for Designated Officers (the “Severance Plan”). The foregoing description of the Stock Incentive Plan and the Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such plan, copies of which are filed as Exhibits 10.17 and 10.18, respectively, hereto and are incorporated into this Item 1.01 by reference.

There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Act.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of October 30, 2025, the certificate of incorporation of the Company was amended and restated (the “Amended and Restated Certificate of Incorporation”) and the by-laws of the Company were amended and restated (the “Amended and Restated By-Laws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws can be found in the Information Statement under the section entitled “Description of Our Capital Stock,” which is incorporated into this Item 5.03 by reference as if restated in full.
The foregoing description of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated into this Item 5.03 by reference.
Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the Spin-Off, the Company Board adopted a Code of Business Conduct. A copy of the Company’s Code of Business Conduct is available under the “Integrity and Compliance” section of the Company’s website at investor.solstice.com.
Item 8.01     Other Events.
Press Releases
On October 30, 2025, the Company issued a press release (the “Company Press Release”) announcing, among other things, the completion of the Spin-Off. A copy of the Company Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Corporate Governance Guidelines
In connection with the Spin-Off, the Company Board adopted Corporate Governance Guidelines designed to assist the Company and the Company Board in implementing effective corporate governance practices. A copy of the Company’s Corporate Governance Guidelines is available under the “Investor Relations” section of the Company’s website at investor.solstice.com.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
3.1
Amended and Restated Certificate of Incorporation of Solstice Advanced Materials Inc., dated as of October 30, 2025 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on October 30, 2025)

3.2
Amended and Restated By-Laws of Solstice Advanced Materials Inc., dated as of October 30, 2025 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on October 30, 2025)

4.1
Indenture, dated as of September 30, 2025, by and among Solstice Advanced Materials Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)

4.2
Form of 5.625% Senior Notes due 2033 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)

10.1	Transition Services Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
10.2	Tax Matters Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
10.3	Employee Matters Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
10.4	Intellectual Property Cross-License Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
10.5	Trademark License Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
10.6	Accelerator License Agreement, dated as of October 30, 2025, by and between Solstice Advanced Materials Inc. and Honeywell International Inc. #
10.7
Credit Agreement, dated as of October 29, 2025, by and among Solstice Advanced Materials Inc., substantially all of the direct and indirect wholly owned subsidiaries of the Company that are organized under the laws of the United States, as guarantors, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent #

10.8	Letter of Credit, dated as of October 29, 2025, by and between Solstice Advanced Materials Inc. and The Toronto-Dominion Bank, New York Branch, as issuer #
10.9	Letter of Credit, dated as of October 29, 2025, by and between Solstice Advanced Materials Inc. and UniCredit Bank GmbH, New York Branch, as issuer #
10.10	Letter of Credit, dated as of October 29, 2025, by and between Solstice Advanced Materials Inc. and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as issuer #
10.11	Offer Letter for David Sewell (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025) #
10.12	Offer Letter for Jason Clifford (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)
10.13	Offer Letter for Jeffrey Dormo (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)
10.14	Offer Letter for Simon Mawson (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)
10.15	Offer Letter for Tina Pierce (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)
10.16	Offer Letter for Brian Rudick (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on September 30, 2025)
10.17
2025 Stock Incentive Plan for Solstice Advanced Materials Inc. and its Affiliates (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on October 30, 2025)

10.18	Severance Plan for Designated Officers
99.1	Press Release of Solstice Advanced Materials Inc., dated as of October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
# Schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 30, 2025	SOLSTICE ADVANCED MATERIALS INC.

By: /s/ Brian Rudick
Brian Rudick
Senior Vice President, General Counsel and Corporate Secretary